                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                   FORM 8-K/A


                                AMENDMENT NO. 1 TO
                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACTS OF 1934


                DATE OF REPORT (date of earliest event reported)
                                DECEMBER 29, 1999


                         COMMISSION FILE NUMBER 1-12912

                            ------------------------


                          CENTENNIAL TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                                       04-2978400
  (State Or Other Jurisdiction                           (IRS Employer
Of Incorporation Or Organization)                    Identification Number)


7 LOPEZ ROAD, WILMINGTON, MASSACHUSETTS                      01887
(Address of Principal Executive Offices)                   (Zip Code)


                                 (978) 988-8848
              (Registrant's Telephone Number, Including Area Code)

                              --------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On January 12, 2000, the Registrant, Centennial Technologies, Inc., ("Centennial") filed a Current Report on Form 8-K (the "Centennial Initial Report") describing the acquisition of the assets of the Flash Memory Card Business of Intel Corporation ("Flash Card Business"). This Current Report on Form 8-K/A amends the Centennial Initial Report by including with this Form 8-K/A the financial statements and pro forma financial information required by
Item 7 of Form 8-K.

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

                  See Exhibit 20.1 for the audited financial statements of the Flash Memory Card Business of Intel Corporation

         (b)  UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma combined consolidated financial statements reflect the business combinations between Centennial and the Flash Card Business of Intel Corporation. This acquisition was accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The estimated fair values contained herein are preliminary in nature and may not be indicative of the final purchase price allocation. Such preliminary estimates of the fair values of the assets and liabilities of the Flash Card Business have been combined with the recorded values of the assets and liabilities of Centennial in the unaudited pro forma combined consolidated financial statements. The unaudited pro forma combined balance sheets and unaudited pro forma combined statements of operations are provided for illustrative purposes only and should be read in conjunction with the accompanying notes thereto. The unaudited pro forma combined consolidated financial statements are based on, and should be read in conjunction with, the historical financial statements and the notes thereto of Centennial included in the Annual Report on Form 10-K for the fiscal year ended March 31, 1999 along with any other filings with the Securities and Exchange Commission since March 31, 1999, and the historical financial statements and the notes thereto of the Flash Card Business included as an exhibit hereto.

         The unaudited pro forma combined balance sheets have been prepared to reflect the acquisition as if it occurred December 25, 1999. The unaudited pro forma combined statements of operations for the year ended March 31, 1999 give effect to the acquisition as if it occurred on April 1, 1998. The unaudited pro forma combined statement of operations for the nine months ended December 25, 1999 give effect to the acquisition as if it occurred on April 1, 1999. The unaudited pro forma combined consolidated financial statements do not purport to represent what Centennial's financial position or results of operations would actually have been if the acquisition had in fact occurred on such dates or to project Centennial's financial position or results of operations as of any future date or for any future period. The unaudited pro forma data is not indicative of the operating results or financial position that would have been achieved had the acquisition been consummated at the dates indicated, nor is it indicative of future operating results and financial condition. The flash memory component used in the Flash Card Business is reflected in the historical financial statements of the Flash Card Business at Intel Corporation's actual manufacturing cost. Centennial believes it purchases this component from Intel Corporation at a price which is higher than this actual manufacturing cost. Therefore, future cost of goods sold are expected to be higher on a per unit basis. Centennial has received notice from the Flash Card Business's primary customer of its intent to discontinue purchasing from Centennial.

         The unaudited pro forma adjustments have been applied to the financial information derived from the financial statements of Centennial and the Flash Card Business to account for the acquisition; accordingly, assets acquired and liabilities assumed are reflected at their estimated fair values.

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                          UNAUDITED PRO FORMA COMBINED
                                 BALANCE SHEETS
                                DECEMBER 25, 1999

                             (AMOUNTS IN THOUSANDS)


                                                                       HISTORICAL     HISTORICAL
                                                                       CENTENNIAL     FLASH CARD      PRO FORMA            PRO FORMA
                                                                      TECHNOLOGIES    BUSINESS       ADJUSTMENTS  NOTES    COMBINED
                                                                      ------------    --------       -----------  -----    --------
                                     ASSETS
        Current assets:
             Cash and cash equivalents................................ $  5,193                       $ (2,000)    (a)     $  3,193
             Short-term investments...................................    2,254                                               2,254
             Trade accounts receivable, net...........................    4,385                                               4,385
             Recoverable income taxes.................................      106                                                 106
             Inventories..............................................    4,808       $  4,005           4,176     (e)       12,989
             Other current assets.....................................      269                                                 269
                                                                       --------       --------        --------             --------
        Total current assets..........................................   17,015          4,005           2,176               23,196

        Equipment and leasehold improvements..........................    4,755            399                                5,154
             Less: accumulated depreciation and amortization..........   (1,981)          (201)                              (2,182)
                                                                       --------       --------                             --------
                                                                          2,774            198                                2,972
        Other assets..................................................      245                                                 245
        Investments in third parties..................................    1,948                                               1,948
                                                                       --------       --------        --------             --------

        Total assets.................................................. $ 21,982       $  4,203        $  2,176             $ 28,361
                                                                       ========       ========        ========             ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
        Current liabilities:
             Secured promissory note..................................                                $  4,000     (a)     $  4,000
             Accounts payable and accrued expenses.................... $  7,381                            100     (a)        7,481
             Current portion of obligations under capital leases......      228                                                 228
                                                                       --------                       --------             --------
        Total current liabilities.....................................    7,609                          4,100               11,709

        Negative goodwill.............................................                                     198     (a)          198

        Long-term obligations under capital leases....................      860                                                 860

        Net assets of the Flash Card Business acquired................                $  4,203          (4,203)    (a)

        Commitments and contingencies.................................

        Stockholders' equity:
            Preferred Stock...........................................                                       1     (a)            1
            Common Stock..............................................       32                                                  32
        Additional paid-in capital....................................   83,800                          2,080               85,880
        Accumulated deficit...........................................  (70,292)                                            (70,292)
        Accumulated other comprehensive loss..........................      (27)                                                (27)
                                                                       --------                       --------             --------
        Total stockholders' equity....................................   13,513                          2,081               15,594
                                                                       --------       --------        --------             --------

        Total liabilities and stockholders' equity.................... $ 21,982       $  4,203        $  2,176             $ 28,361
                                                                       ========       ========        ========             ========


             See accompanying notes to unaudited pro forma combined
                       consolidated financial statements.

                          UNAUDITED PRO FORMA COMBINED
                             STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED DECEMBER 25, 1999

                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                    HISTORICAL     HISTORICAL
                                                                    CENTENNIAL     FLASH CARD         PRO FORMA           PRO FORMA
                                                                   TECHNOLOGIES     BUSINESS         ADJUSTMENTS   NOTES  COMBINED
                                                                   ------------     --------         -----------   -----  --------
        Net sales..............................................     $  22,881      $  23,055                              $  45,936
        Cost of goods sold ....................................        14,902         23,777                                 38,679
                                                                    ---------      ---------                              ---------
                Gross profit (loss)............................         7,979           (722)                                 7,257

        Operating expenses:
             Research and development..........................         1,069            296                                  1,365
             Selling, general and administrative expenses......         5,326            281         $    (50)     (d)        5,557
                                                                    ---------      ---------         --------             ---------
                  Operating income (loss)......................         1,584         (1,299)              50                   335

        Revision of an estimate of a litigation settlement.....           940                                                   940
        Loss on disposal of equipment..........................          (345)                                                 (345)
        Net interest income (expense)..........................           230                            (270)     (c)          (40)
        Other Income...........................................            39                                                    39
                                                                    ---------      ---------         --------             ---------

                  Income (loss) before taxes...................         2,448         (1,299)            (220)                  929

        Income taxes...........................................            43                                                    43
                                                                    ---------      ---------         --------             ---------

        Net income (loss)......................................     $   2,405        $(1,299)        $   (220)            $     886
                                                                    =========      =========         ========             =========

        Net income per share - basic...........................     $     .76                                             $     .28
        Net income per share - diluted.........................     $     .75                                             $     .23

        Weighted average shares outstanding - basic............         3,177                                                 3,177
        Weighted average shares outstanding -diluted...........         3,229                                                 3,829


             See accompanying notes to unaudited pro forma combined
                       consolidated financial statements

                          UNAUDITED PRO FORMA COMBINED
                             STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MARCH 31, 1999

                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                 HISTORICAL        HISTORICAL
                                                 CENTENNIAL        FLASH CARD
                                                TECHNOLOGIES         BUSINESS
                                                 YEAR ENDED         YEAR ENDED
                                                  MARCH 31,        DECEMBER 26,      PRO FORMA                PRO FORMA
                                                    1999              1998          ADJUSTMENTS    NOTES      COMBINED
                                                ------------       ------------     -----------    -----      --------
   Net sales................................     $  27,633          $  29,369                                 $  57,002
   Cost of goods sold.......................        18,968             28,879                                    47,847
                                                 ---------          ---------                                 ---------
        Gross profit........................         8,665                490                                     9,155

   Operating expenses:
     Research and development costs.........           750                413                                     1,163
     Selling, general and administrative....         6,132                590        $   (66)      (d)            6,656
                                                 ---------          ---------        -------                  ---------
        Operating income (loss) ............         1,783               (513)            66                      1,336

     Loss on investment activities..........           733                                                          733
     Proceeds from resolution of customer
        dispute.............................        (1,600)                                                      (1,600)
     Other expenses, net....................           132                                                          132
     Net interest (income) expense..........          (344)                              360       (c)               16
                                                 ---------          ---------        -------                  ---------
   Income (loss) before income taxes........         2,862               (513)          (294)                     2,055
   Provision for income taxes...............            56                                                           56
                                                 ---------          ---------        -------                  ---------
          Net income (loss).................     $   2,806          $    (513)       $  (294)                 $   1,999
                                                 =========          =========       ========                  =========
   Net income per share - basic.............     $     .12                                                    $     .09
   Net income per share - diluted...........     $     .12                                                    $     .08
   Weighted average shares
     outstanding - basic....................        23,255                                                       23,255
   Weighted average shares
     outstanding - diluted..................        23,508                                                       24,108

             See accompanying notes to unaudited pro forma combined
                       consolidated financial statements

               NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                              FINANCIAL STATEMENTS


1.       ACQUISITION

         On December 29, 1999, Centennial acquired the flash memory card business of Intel Corporation for a total purchase price of approximately $8.2 million. Centennial's acquisition includes the PCMCIA card families (Series 2, Value series 100 and 200) and the miniature card families (Series 100 and 200), inventory valued at approximately $8.2 million and fixed asset valued at approximately $.2 million. This acquisition will be accounted for as a purchase combination in the fourth quarter of fiscal 2000. In exchange, Centennial made a cash payment of $2 million, issued a secured promissory note for $4 million and issued 60,000 shares of preferred stock valued at approximately $2.1 million which represents approximately 16 percent of the outstanding shares of Centennial, on an as-converted basis. The note payable bears interest at the rate of 9% and the note and interest are due and payable in one year. The Preferred Stock converts at a ratio of 10 for 1 and has registration rights and a liquidation preference of $4.8 million. The Flash Card Business was concentrated with a few customers. While there is a contingent payment of up to $4.5 million due in one year based on units shipped related to the primary customer of the acquired business, Centennial has received notice by this primary customer of its intent to discontinue purchasing from Centennial following the acquisition. Accordingly, if this primary customer discontinues purchasing from Centennial, no contingent payment will be due.


2.       PERIODS COMBINED

         The unaudited pro forma combined balance sheets have been prepared as if to the acquisition occurred on December 25, 1999. The unaudited pro forma combined statements of operations for the year ended March 31, 1999 reflect the combined results of operations of Centennial for the year ended March 31, 1999 and the Flash Card Business for the year ended December 26, 1998 as if the acquisition occurred on April 1, 1998. The unaudited pro forma combined statements of operations for the nine months ended December 25, 1999 reflect the combined results of operations of Centennial and the Flash Card Business as if the acquisition occurred on April 1, 1999.


3.       BASIS OF PRESENTATION

         The unaudited pro forma combined consolidated financial statements reflect Centennial's acquisition of the Flash Card Business in exchange for a cash payment of $2 million, a secured promissory note for $4 million and 60,000 shares of Centennial preferred stock valued at approximately $2.1 million.

         This acquisition was accounted for under the purchase method of accounting in accordance with APB Opinion No.16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of the Flash Card Business have been combined with the recorded values of the assets and liabilities of Centennial in the unaudited pro forma combined consolidated financial statements. The estimated fair values contained herein are preliminary in nature and may not be indicative of the final purchase price allocation.

         The unaudited pro forma combined balance sheets have been prepared to reflect the acquisition as if it occurred December 25, 1999. The unaudited pro forma combined statements of operations for the year ended March 31, 1999 give effect to the acquisition as if it occurred on April 1, 1998. The unaudited pro forma combined statement of operations for the nine months ended December 25, 1999 give effect to the acquisition as if it occurred on April 1, 1999. The unaudited pro forma combined consolidated financial statements do not purport to represent what Centennial's financial position or results of operations would actually have been if the acquisition had in fact occurred on such dates or to project Centennial's financial position or results of operations as of any future date or for any future period. The unaudited pro forma data is not indicative of the operating results or financial position that would have been achieved had the acquisition been consummated at the dates indicated, nor is it indicative of future operating results and financial condition. The flash memory component used in the Flash Card Business is reflected in the historical financial statements of the Flash Card Business at Intel Corporation's actual manufacturing cost. Centennial believes it purchases this component from Intel Corporation at a price which is higher than this actual manufacturing cost. Therefore, future cost of goods sold are expected to be higher on a per unit basis. Centennial has received notice from the Flash Card Business's primary customer of its intent to discontinue purchasing from Centennial.

               NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


4.       MERGER TRANSACTION COSTS

         Centennial incurred direct transaction costs of approximately $100,000 associated with the acquisition, primarily for legal and accounting fees. These costs were included in the total purchase price. There can be no assurance that Centennial will not incur additional charges in subsequent quarters to reflect costs associated with the acquisition or that Centennial will be successful in their efforts to integrate the operations of the Flash Card Business.


5.       NET INCOME PER SHARE

         Pro forma basic and diluted net income per share amounts for the nine month period ended December 25, 1999 and the year ended March 31, 1999, are based upon the historical weighted-average number of Centennial common stock outstanding adjusted to reflect the issuance, as of April 1, 1999 and 1998, respectively, of approximately 600,000 shares of Centennial common stock, on an as converted basis, associated with the 60,000 shares of Centennial preferred stock issued in connection with the acquisition.


6.       CONFORMING AND RECLASSIFICATION ADJUSTMENTS

         There were no adjustments required to conform the accounting policies of Centennial and the Flash Card Business.


7.       PRO FORMA ADJUSTMENTS

         Adjustments included in the unaudited pro forma combined balance sheets and unaudited pro forma combined statements of operations are summarized as follows:

         (a) To reflect the cash payment of $2 million, the issuance of 60,000 shares of Centennial Preferred Stock valued at approximately $2.1 million and the issuance of a secured promissory note for $4 million in connection with the acquisition, for an aggregate purchase price of approximately $8.2 million, including approximately $100,000 of transaction costs and $198,000 of net assets acquired in excess of purchase price.

         (b)  To eliminate the historical net assets acquired of $4,203,000.

         (c) To accrue interest expense on the secured promissory note at an interest rate of 9% as if the acquisition occurred on April 1, 1998.

         (d)  To amortize negative goodwill over a three year period.

         (e) To increase inventory to the estimated fair value less selling costs.

EXHIBIT INDEX

         EXHIBIT NO.        DESCRIPTION

         Exhibit 2.1 Asset Purchase Agreement dated December 29, 1999 between Centennial Technologies, Inc. and Intel Corporation. *

         Exhibit 2.2 Rights Agreement dated December 29, 1999 Between Centennial Technologies, Inc and Intel Corporation. *

         Exhibit 2.3 Subordinated Secured Promissory Noted dated December 29, 1999. *

         Exhibit 2.4 Security Agreement dated December 29, 1999 between Centennial Technologies, Inc. and Flash Card Business. *

         Exhibit 20.1 Flash Card Business audited financial statements for the years ended December 31, 1999, 1998 and 1997.

         Exhibit 23.1       Consent of Ernst & Young LLP, Independent Auditors.

         Exhibit 99.1 Press Release of Centennial Technologies, Inc. dated December 30, 1999. *


                 * Previously filed

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              CENTENNIAL TECHNOLOGIES, INC.


Dated:   March 13, 2000                       By: /s/ L. MICHAEL HONE
                                                  -----------------------------
                                                  L. Michael Hone
                                                  President and Chief Executive
                                                  Officer



Dated:   March 13, 2000                       By: /s/ RICHARD J. PULSIFER
                                                  -----------------------------
                                                  Richard J. Pulsifer
                                                  Chief Financial Officer



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